EXHIBIT 23





INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-73221, No. 2-82109, No. 33-21757, and No. 33-59930 of Winnebago
Industries, Inc. on Form S-8 of our reports dated October 19, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K for Winnebago Industries, Inc. for the year ended August 26, 1995.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 15, 1995